Exhibit 99.1

Biodesix Announces Appointment of Successful Innovator and Scientific Professional Jon Faiz Kayyem, PhD to Board of Directors

Boulder, CO.--(BUSINESS WIRE)--December 8, 2021 - Biodesix, Inc. (Nasdaq: BDSX), a leading data-driven diagnostic solutions company with a focus in lung disease, announced the appointment of Dr. Jon Faiz Kayyem to the company’s board of directors. Dr. Kayyem’s diverse career spans more than 20 years and includes experience in academia, lean startups, and Fortune 100 companies. He has served in various leadership positions throughout his career including numerous roles at GenMark Diagnostics, including Founder, CEO and President, Chief Scientific Officer, Senior Vice President of Research and Development. Prior to his work at GenMark Diagnostics, Dr. Kayyem served as Director and Founder of Calimmune and was Vice President of Life Sciences at Motorola. In October 2004, he co-founded the biotechnology fund management company, Efficacy Capital Limited, and served as a managing partner. Currently, Dr. Kayyem is on the Board of Directors of Inhibrx.

“Dr. Kayyem brings exceptional clinical, commercial, financial and scientific expertise, which will be invaluable for Biodesix as we continue to bring new products on and grow our commercial platform,” said Scott Hutton, Biodesix CEO. “His experience as a leader, a founder, an entrepreneur and scientist will complement Biodesix’s existing capabilities across multiple areas in the company. We are excited to add his exceptional capabilities to our diverse board of directors.”

Dr. Kayyem founded Clinical Micro Sensors Inc., the predecessor company of Genmark Dx, to commercialize multiple technical innovations that he developed while serving as a Senior Research Fellow at the California Institute of Technology. Dr. Kayyem holds a B.S. and M.S. in Biochemistry from Yale University and a Ph.D. in Molecular Biology from Caltech.

About Biodesix

Biodesix is a leading data-driven diagnostic solutions company with a focus in lung disease. The Company develops diagnostic tests addressing important clinical questions by combining multi-omics through the power of artificial intelligence. Biodesix is the first company to offer eight non-invasive tests for patients with lung diseases. The blood based Nodify Lung® nodule risk assessment testing strategy, consisting of the Nodify XL2® and the Nodify CDT® tests, evaluates the risk of malignancy in incidental pulmonary nodules, enabling physicians to better triage patients to the most appropriate course of action. The blood based IQlung™ strategy for lung cancer patients integrates the GeneStrat® targeted test, the GeneStrat NGS™ test and the VeriStrat® test to support treatment decisions across all stages of lung cancer with results in 36-72 hours, expediting time to treatment. Biodesix also leverages the proprietary and advanced Diagnostic Cortex® AI (Artificial Intelligence) platform, to collaborate with many of the world’s leading biotechnology and pharmaceutical companies to solve complex diagnostic challenges in lung disease. Biodesix launched the SARS-CoV-2 ddPCR™ test, the Platelia SARS-CoV-2 Total Ab, and the cPass ™ SARS-CoV-2 Neutralization Antibody test (cPass™ Neutralization Test Kit, GenScript, Inc,) in response to the global pandemic and virus that impacts the lung and causes COVID-19. For more information about Biodesix, visit biodesix.com.

Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors. Biodesix has based these forward-looking statements largely on its current expectations and projections about future events and trends. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions. Forward-looking statements may include information concerning the impact of the COVID-19 pandemic on Biodesix and its operations, it is possible or assumed future results of operations, including descriptions of its revenues, profitability, outlook, and overall business strategy. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Biodesix’s most recent annual report on Form 10-K, filed March 16, 2021, or subsequent quarterly reports on Form 10-Q during 2021, if applicable. Biodesix undertakes no obligation to revise or publicly release the results of any revision to such forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

Media:
Bobbi Coffin
bobbi.coffin@biodesix.com
(303) 892-3203

Investors:
Chris Brinzey
chris.brinzey@westwicke.com
(339) 970-2843